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                INTERCOMPANY AND SEPARATION SERVICES AGREEMENT
                ----------------------------------------------

THIS INTERCOMPANY AND SEPERATION SERVICES AGREEMENT is entered into as of January 1, 2001 ("Services Agreement") by and among THE NETPLEX GROUP, INC., a Virginia corporation, 1800 Robert Fulton Drive, Reston, Virginia 20191 ("Netplex") and NETPLEX SYSTEMS, INC., a Delaware corporation, 1800 Robert Fulton Drive, Reston, Virginia 20191 ("Systems").

WHEREAS the parties agree that Netplex shall make available to Systems and Systems shall compensate Netplex for, certain administrative services as hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and the agreements herein contained, the parties hereto agree as follows:

1.  Definitions:

    1.1 "Services" shall be the type of administrative services identified on Schedule A which is attached hereto and incorporated herein by reference.

    1.2 "Term" shall mean the period of time from the Effective Date until December 31, 2002, unless earlier terminated pursuant to the terms of this Services Agreement.

    1.3  "Effective Date" shall be January 1, 2001.

2.  Services Provided:

    2.1  Subject to the terms of this Service Agreement, during the Term hereof:

         2.1.1 Netplex shall provide to Systems the types of services identified on Schedule A hereto in a professional, business-like manner consistent with its past practices. Such services shall be identified in two categories as follows:

                a. Direct Expenses. Direct expenses are those directly attributable and for the exclusive benefit of Systems. They include items such as audit fees, directors and officers liability insurance, direct marketing campaign, public company related costs, legal fees, bank fees, etc. These expenses will be estimated for the year and accrued on a monthly basis. On a quarterly basis the actual expenses will be accumulated and a revision (increase or decrease) to the prospective accrual will be determined and recorded. The payment to Netplex will be based on the monthly accrual and therefore will be effected as actual direct expense levels change.
                b. Allocated Expenses. Allocated expenses are those that are not related in their entirety to Systems. These services are more economical if they are combined and provided to more than one entity. They include the CEO and CFO positions, financial accounting services, tax administration, public reporting, payroll, benefits and human resources services. These expenses will be allocated based on an agreed upon formula as follows:

                    a) For financial services activity including general ledger, accounts payable, billing, accounts receivable, and treasury processing; public filings processing, investor relations and corporate governance:
                              Retail and Security - 5% of total revenues
                              Systems Integration - 4% of total revenues
                    b) Payroll processing, benefit and human resources: All entities - 4% of the product of the number of employees multiplied by an average compensation rate of $80,000.
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                        These expenses will be estimated for the year and
                        accrued on a monthly basis. On a quarterly basis the actual expense allocation will be determined and a revision (increase or decrease) to the prospective accrual will be determined and recorded. The payment to Netplex will be based on the monthly accrual and therefore will be effected as actual expense and allocation amounts change.

         2.1.2 Except as otherwise set forth in this Services Agreement, Netplex shall not be obligated to increase the type of services, the frequency of any of the services, or the terms or conditions of any of the services unless Netplex and Systems agree to the cost and scope of the same.

         2.1.3 Notwithstanding anything to the contrary in this Services Agreement, Netplex may upgrade, modify or otherwise change the equipment, software, carrier, supplier or other means used to provide the services so long as the nature and quality of the services provided pursuant hereto remains substantially similar to those originally contracted for by Systems pursuant to this Services Agreement.

         2.1.4 Costs will be reviewed with company's respective Board of Directors on a quarterly basis.

3.  Payment for Services:

         3.1 For the Services rendered during the term of this Services Agreement, Systems, shall pay Netplex the monthly Netplex accrual cost rate.

         3.2 The monthly service shall be due and payable at the Netplex office on the last business day of each month for which the service is performed.

         3.3 Systems shall pay Netplex interest on any amount not paid when due pursuant to this Services Agreement at the rate of eighteen percent (18%) per year from the date any such payment was due until such amount is paid in full.

         3.4 If the actions of Systems or System's requested changes in any services cause the cost of any of the services to increase, Systems, in addition to the amount(s) billed, shall be solely liable for all of such increase in cost.

3A.      Separation Matters

         3A.1 Liabilities; Indemnification. (a) It is agreed that each liability of each party hereto occurring after the date of this agreement shall be borne solely by such party, except to the extent such liability was caused by the acts or omissions of the other party. Each party shall indemnify and hold the other harmless for the acts and omissions of such party in connection with the services or received provided hereunder.

         3A.3 Insurance. The parties hereto shall take such reasonable effort to apply any insurance proceeds collected for matters occurring prior to the date of this agreement to the party or operations suffering the insured loss. Such application will be determined upon the mutual agreement of Systems and Netplex.

         3A.2 Tax Matters. All tax matters, including without limitation, allocation of past losses, gains, amortization and deductions shall be determined in accordance with the Internal Revenue Service rules on Consolidated Financial Statements.

4. Expiration: The terms of the Services Agreement will expire on December, 31,2002. Netplex and Systems will enter into a new Services Agreement effective January 1, 2003 unless both parties
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         agree to cancel the agreement. This agreement can only be terminated prior to December 31, 2002 based on the written agreement of both parties.

5. Arbitration: Any controversy or claim arising out of or relating to this Services Agreement, or its breach, or its validity or interpretation, except claims involving necessary third parties who refuse to participate or claims seeking injunctive or equitable relief, shall be settled by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration award shall be binding on the parties and may be enforced in any court of competent jurisdiction.

6.       Other Terms:

         6.1 Remedies. The remedies provided in this Services Agreement are exclusive.

         6.2 Modification. Any change in the services as permitted in this Services Agreement shall be deemed an authorized modification of this Services Agreement. No other modification of this Services Agreement is permitted except with the written consent of both parties. All modifications must be in writing and approved by representatives of both parties.

         6.3 Choice of Law, Venue. This Services Agreement shall be governed by Virginia law. Any action to enforce any provision of this Services Agreement shall be brought only in a court of appropriate jurisdiction located in the State of Virginia.

         6.4 Integration. This Services Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and supercedes and replaces any prior or contemporaneous agreement on said subject.

         6.5 Binding, Assignment. This Services Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall have any right (whether third party beneficiary or otherwise) hereunder. This Services Agreement may not be assigned by any party without the prior written consent of the other party.

         6.6 Notices. All notices, demands and other communications pertaining to this Service Agreement ("Notices") shall be in writing addressed as follows: If to Netplex.

              The Netplex Group, Inc.
              Chairman
              1800 Robert Fulton Drive
              Suite 250
              Reston, VA 20191

              If to Systems:

              Netplex Systems, Inc.
              Chairman
              1800 Robert Fulton Drive
              Suite 250
              Reston, VA 20191

              Notices shall be deemed given five (5) business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery to the appropriate recipient of such Notice. Any party may change the address to which Notices under this Services
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              Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Services Agreement for giving Notice.

         6.7 Counterparts; Facsimile. This Services Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. This Services Agreement any counterparts may be executed by facsimile with the same effect as if the signature were an original.

         6.8 Neither party may assign its rights or obligations under this Services Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. The use of third parties to provide the services under this Services Agreement shall not be deemed a violation of this Section.

         6.9 Any arbitration arising out of this Services Agreement must be commenced within one (1) year from the date upon which such cause of action shall have first accrued. Any other actions arising out of this Services Agreement to the extent that they are excluded from the provisions of Section 6 of this Services Agreement must be commenced with in the applicable Statute of Limitations prescribed by law.

        6.10 Netplex and Systems are strictly independent contractors. Neither party has the right to bind the other in any manner, and nothing in this Services Agreement shall be interpreted to make either party the agent or legal representative of the other or to make the parties joint ventures or partners, not shall either party represent or imply to other persons or entities that any such relationship exists.

        6.11 Notwithstanding anything to the contrary in this Services Agreement, Netplex shall not be responsible for failure of performance due to any cause(s) beyond its reasonable control, including, but not limited to, accidents, acts of God, labor disputes, or the actions of any government agency or common carrier or other third party over whom Netplex has no reasonable control.

        6.12 Systems and Netplex shall each keep confidential and not, directly or indirectly, reveal, report, publish, disclose or transfer any confidential information ("Confidential Information") obtained by it with respect to the other in connection with this Services Agreement. Notwithstanding the foregoing limitation, neither party shall be required to keep confidential or return any Confidential Information that (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known or generally known in the industry through no fault of the receiving party or its agents, (c) is required to be disclosed pursuant to Law (provided the other parties are given reasonable prior notice), or
              (d) is developed by the receiving party independently of the disclosure by the disclosing party. This section 6.12 shall survive the termination of this Services Agreement.

        6.13 The parties agree and acknowledge that they have read this Services Agreement. The persons signing below on behalf of the respective parties represent and warrant that they have the authority to bind the party on whose behalf they have executed this Services Agreement.

                  WHEREFORE, the parties have executed this Services Agreement as of the date first above written.



                                                         THE NETPLEX GROUP, INC.

                                                By:_________________________
                                                Name: ______________________
                                                Title: _____________________



                                                NETPLEX SYSTEMS, INC.



                                                By:_________________________
                                                Name: ______________________
                                                Title: _____________________

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                                                                      Schedule A
                                                                      ----------

        --------------------------------------------------------------

                             Netplex Systems, Inc.
                  Services Provided by the Netplex Group, Inc.

        --------------------------------------------------------------


The Netplex Group, Inc. (Netplex) has and will continue to provide Netplex Systems, Inc. (Systems) with corporate services as follows:

1.   Executive Management:
     ---------------------
     Executive management provides oversight to the Systems operations; shareholders; interaction; financial analyst discussions; banking relationship management; public company financing and capital management; public company coordination with investors; public accountants, SEC and lawyers; stock option program management; annual meeting coordination; audit committee coordination; and public company marketing coordination including the annual report to shareholders among others.

2.   Benefits Administration:
     ------------------------
     Benefits administration includes the following:
     (1) coordinates and negotiates all benefits programs with the Company's carriers including group insurance, 401-k Plan, life insurance, disability, etc.;
     (2) distributes all appropriate material to the entity human resource groups and employees as appropriate;
     (3)  trains the related personnel;
     (4) interacts with the employee population describing new programs and general information through written communication to the employee groups;
     (5) continuously analyzes the actual cost to determine trends and program change opportunities through data evaluation, meeting with carriers, and industry trends;
     (6)  audits the group insurance billings to determine their appropriations;
     (7)  maintains the human resources employee files;
     (8)  maintains the ADP on-line H/R system;
     (9) coordinates all discrimination testing with outside plan administrators and determines the method of compliance or communication to affected participants when not in compliance; etc.

3.   Financial Services:
     -------------------
     The financial services group are responsible for and provide the following:
     (1) Maintaining a system of internal controls that are appropriate for a public company and are acceptable to the Company's independent auditors.
     (2) Prepare and coordinate all SEC related filings including the quarterly Forms 10Q; Form 8-K when special events occur; Forms S-8 related to stock options changes and programs; Form 10-K; S-1 updating, etc. This includes close coordination with the Company's lawyers, independent auditors and
     third party financial printers.   This function also must remain current on
     all SEC and accounting pronouncements which affect the company's reporting and recording of financial transactions.
     (3) Prepare, using the CostPoint financial system, financial statements and monthly/weekly management reports. The reports include: monthly financial statements, general ledger activity, accounts receivable trends, balance sheet account detail, and backlog; etc. Weekly reports include metric reports, utilization reports, accounts receivable aging reports, project information reports

     (unbilled hours held, billed hours written-off), etc. Provide information and analytical evaluations to Systems management as necessary.

     (4) Assist management in preparing and updating the annual business plan. Develop and maintain the business planning model and distribute as necessary.


     Financial Services (con't)
     --------------------------

     (5) Manage all banking, lock box and financing relationships and provide cash management. Banking/Finance relationships require the daily transfer of detail transactions to the finance company and the coordination of those transactions with the Company's bank. This is required to determine daily availability.

     (6) Coordinate and process transactions. The transactions that are currently coordinated and processes are:

       (a) Receivable transactions and the related billing process;
       (b) Cash receipts application;
       (c) Coordination and monitoring of accounts receivable;
       (d) Accounts payable processing;
       (e) Payroll processing through the ADP system;
       (f) General ledger reconciliation process;
       (g) Month-end closings;
       (h) Coordination of quarterly reviews, audits, and discussion with the Company's independent auditors. New Board of Director Audit Committee regulations require detail quarterly reviews by the Company's independent auditors and sign-off before release of earnings and Form 10-Q's;
       (i) Tax reporting including registration in states where the Company does business or has nexus, preparation of monthly sales tax returns, preparation of quarterly income tax filings, preparation of state and federal tax returns, coordination of state tax credits for jobs credits, preparation of property tax returns in appropriate county locations; coordination with state agencies on annual doing business reporting, coordination of information on form 5500 for each benefit program;

     (7) Coordination of audits of each benefit plan with the Company's independent auditing firm. ERISA requires an audit of each benefit plan with more than 50 participants.

     (8) Compliance with monthly financial reporting requirements in conjunction with the Company's financing line of credit including the preparation of financial statements for the subsidiary.

     (9) Coordination of the directors and officers; property and liability insurance programs.

 4.  Information Technology:
     -----------------------

     Information Technology provides system maintenance of the Corporate Netplex infrastructure, (CostPoint, Internet, Intranet, Finance, Human Resources, ADP, etc.), oversight assistance to operating entities, telephone service agreement negotiation and coordination, capital expenditure coordination and approval, etc.

 5.  Investor Relations (Company for the benefits of Shareholders):
     --------------------------------------------------------------

     The Investor Relations function provides a continuous stream of information to the public (current and prospective shareholders, and investors) about the Company that assists in establishing an appropriate market valuation. This includes press releases, interviews, new articles, presentations, periodic conference calls, etc.